EXHIBIT 31.3

CERTIFICATION OF JAMES M. WHITEHURST, PRESIDENT AND

CHIEF EXECUTIVE OFFICER, PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James M. Whitehurst, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Red Hat, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 3, 2015

By:	/S/ JAMES M. WHITEHURST
James M. Whitehurst President and Chief Executive Officer (Principal Executive Officer)